UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   January 12, 2007

ARTISTdirect, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30063	95-4760230
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of Principal Executive Offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On January 12, 2007, ARTISTdirect, Inc., a Delaware corporation (the “Registrant”), entered into a consulting agreement (the “New Consulting Agreement”) with Eric Pulier, a member of the Registrant’s Board of Directors (“Board”), and WNT Consulting Group, a California limited liability company wholly-owned by Mr. Pulier (“WNT”).  During the term of the New Consulting Agreement, which commenced January 12, 2007 and continues in effect until any party provides 10 days prior written notice to the other parties of its intention to terminate, Mr. Pulier will provide non-exclusive consulting and advisory services to the Registrant outside of the ordinary course of Board services.  In consideration, Mr. Pulier (though WNT) is entitled to receive hourly compensation at the rate of $500 per hour.  Any consulting request made by the Registrant must be approved in advance by all parties prior to commencement of services.  The New Consulting Agreement was approved by the Compensation Committee of the Registrant’s Board.  A complete copy of the New Consulting Agreement is included in this Current Report on Form 8-K as Exhibit 10.1.

The New Consulting Agreement replaces the consulting agreement entered into by the parties on May 15, 2006 (the “Prior Consulting Agreement”).  The Prior Consulting Agreement was terminated in accordance with the terms and conditions of a termination agreement entered into by the parties on January 12, 2007 (the “Termination Agreement”).  Refer also to Item 1.02 below for a description of the Prior Consulting Agreement and the Termination Agreement.

Item 1.02.                                      Termination of a Material Definitive Agreement.

Effective January 12, 2007, the parties mutually agreed to terminate the Prior Consulting Agreement, which had an original term effective January 1, 2006 through December 31, 2006, and that had automatically renewed for a second one-year term through December 31, 2007.  Under the terms of the Prior Consulting Agreement, Mr. Pulier (through WNT) received a base fee of $10,000 per month, certain other mandatory payments, and was also eligible to receive cash bonuses on the achievement of certain specified milestones.  The Termination Agreement provides for a one-time cash payment to Mr. Pulier (through WNT) in the amount of $100,000, in consideration for the termination of the Prior Consulting Agreement and an acknowledgement and complete release of any and all claims related to unpaid compensation, bonus amounts or other out-of-pocket expenses (in cash or otherwise) that may have been owed by the Registrant as of January 12, 2007.  Mr. Pulier will continue to serve as a member of the Registrant’s Board.  The Termination Agreement was approved by the Compensation Committee of the Registrant’s Board.  A complete copy of the Termination Agreement is included in this Current Report on Form 8-K as Exhibit 10.2.  A complete copy of the Prior Consulting Agreement is included in the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 17, 2006 as Exhibit 10.1.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

A list of exhibits required to be filed as part of this Current Report on Form 8-K is set forth under the “Index to Exhibits,” which is set forth below and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc.
(Registrant)

Date: January 17, 2007	By:	/s/ ROBERT N. WEINGARTEN
	Name:	Robert N. Weingarten
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document

10.1	Consulting Agreement entered into as of January 12, 2007 by and between ARTISTdirect, Inc., WNT Consulting Group and Eric Pulier.

10.2	Termination Agreement entered into as of January 12, 2007 by and between ARTISTdirect, Inc., WNT Consulting Group and Eric Pulier.